UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	001-13349 (Commission File Number)	01-0393663 (IRS Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, ME (Address of principal executive offices)	04609-0400 (Zip code)

Registrant’s telephone number, including area code:  (207) 288-3314

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	Page 3

Signatures	Page 5

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements for Certain Officers.

On December 17, 2013, the Board of Directors of Bar Harbor Bankshares (the “Company”), upon the recommendation of the Company’s Compensation and Human Resources Committee, which, among other things, reviews and approves incentive plans for executive officers, approved the 2014 Annual Incentive Plan (the “Plan”) and designated target awards for fiscal year 2014 (calculated as a percentage of base salary) for certain executive officers of the Company and its wholly owned first tier bank and second tier trust company subsidiaries, including the Company’s named executive officers.

The Plan focuses on rewards for the achievement of specific goals that we believe are critical to the growth and profitability of the Company. The principal objectives of the plan are to:

•

Focus executive attention on key business metrics;

•

Align compensation with organizational and individual performance;

•

Encourage teamwork and collaboration across all areas of the Company to drive improved business results;

•

Motivate and reward the achievement of specific, measurable performance objectives;

•

Provide competitive total cash compensation;

•

Provide significant rewards for achieving and exceeding performance results; and

•

Enable the Company to attract and retain the talent needed to drive success.

In order for the Plan to activate, the Company must achieve a net income trigger. We anticipate that the Company will determine in January, 2014, the specific net income trigger necessary to activate the Plan. The performance period and Plan operate on a calendar year basis (January 1st to December 31st), and any compensation earned under the Plan is normally paid out in February 2015.

The table below summarizes the incentive ranges for the 2014 Plan year as a percentage of base salary payout for the Company’s named executive officers.

2014 Short-Term Incentive Targets	Below Threshold	Threshold (50% of Target)	Target (100%)	Stretch (150%) of Target
Curtis C. Simard, President and CEO	0%	15.00%	30.00%	45.00%
Gerald Shencavitz, Executive Vice President and CFO	0%	10.00%	20.00%	30.00%
Michael W. Bonsey, Executive Vice President and Chief Risk Officer	0%	8.75%	17.50%	26.25%
Gregory W. Dalton, Executive Vice President Business Banking	0%	8.75%	17.50%	26.25%
Stephen M. Leackfeldt, Executive Vice President, Retail Banking and Operations	0%	8.75%	17.50%	26.25%

Plan team performance goals are based on net income and efficiency ratio measures.  In addition each participant has two to four individual goals that focus on either departmental or team performance such as lending growth, deposits growth, or asset quality measures.   The mix of these goals varies by role.

In addition to the mix of a net income and an efficiency ratio measure, Mr. Simard has an asset quality matrix measure.   In addition to the overall team measures, Mr. Shencavitz’s model includes measures based on investment income and investment yield measured against peers. The awards to Messrs. Bonsey, Dalton and Leackfeldt include the two team goals along with loan and the asset quality matrix measure.  Mr. Dalton and Mr. Leackfeldt have a deposit growth measure and, in addition, Mr. Leackfeldt has a deposit rate measure.

The table below provides guidelines for the allocation of participant’s incentives for each performance component:

Position	BHB/Team Performance	Individual Performance
Curtis C. Simard. President & CEO	75%	25%
Gerald Shencavitz, EVP and CFO	70%	30%
Michael W. Bonsey, EVP	50%	50%
Gregory W. Dalton, EVP	30%	70%
Stephen M. Leackfeldt, EVP	55%	45%

The Company has developed the Plan based on existing business, market and economic conditions.  If substantial changes occur that affect these conditions, the Company may add to, amend, modify or discontinue any of the terms or conditions of the Plan at any time.  The Compensation and Human Resources Committee may, at its sole discretion, waive, change or amend the Plan, as it deems appropriate.

Forward Looking Statements:

This report contains certain forward-looking statements with respect to the financial condition, results of operations and business of Bar Harbor Bankshares (the “Company”) for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended.  You can identify these forward-looking statements by the use of words like “strategy,” “anticipates,” “expects,” “plans,” “believes,” will,” “estimates,” “intends,” “projects,” “goals,” “targets,” and other words of similar meaning.  You can also identify them by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements include, but are not limited to, those made in connection with estimates with respect to the future results of operation, financial condition, and the business of the Company and its subsidiaries which are subject to change based on the impact of various factors that could cause actual results to differ materially from those projected or suggested due to certain risks and uncertainties. These risks and uncertainties include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, internal controls, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company’s operations. For more information about these risks and uncertainties and other risk factors, please see the Company’s Annual Report on Form 10-K as updated by the Company’s Quarterly Reports on Form 10-Q and other filings on file with the SEC.  All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward looking statements.  The company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES (Registrant)

By:	/s/ Curtis C. Simard
Name: Curtis C. Simard
Title: President and Chief Executive Officer

Date:  December 23, 2013